Exhibit 99.1

FOR IMMEDIATE RELEASE
August 8, 2023

Novanta Announces Financial Results
for the Second Quarter 2023

•
Second Quarter 2023 GAAP Revenue increased 7% to $229 million
•
Second Quarter 2023 GAAP Net Income of $21 million
•
Second Quarter 2023 GAAP Diluted Earnings Per Share of $0.58
•
Second Quarter 2023 Adjusted Earnings Per Share of $0.80
•
Second Quarter 2023 Adjusted EBITDA of $52 million

BEDFORD, Mass., August 8, 2023 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2023.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	June 30,	July 1,
	2023	2022
GAAP
Revenue	$229.5	$215.4
Operating Income	$32.2	$23.3
Consolidated Net Income	$20.9	$17.5
Diluted EPS	$0.58	$0.49
Non-GAAP*
Adjusted Operating Income	$42.1	$36.7
Adjusted Diluted EPS	$0.80	$0.78
Adjusted EBITDA	$51.7	$45.0

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta delivered a strong quarter of revenue growth and profit growth despite the challenging macroeconomic climate,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “Growth in our medical end-markets remains robust, and our sales to industrial end-market customers stayed resilient despite the evolving industrial capital spending environment. Our teams performed exceptionally well, utilizing the Novanta Growth System, and delivered gross margin expansion, as well as improving customer satisfaction by reducing our past-due backlog to customers by 46% sequentially. We remain very confident in our operating model, and in our ability to bring innovations to our customers in high-growth end-markets.”

Second Quarter

During the second quarter of 2023, Novanta generated GAAP revenue of $229.5 million, an increase of $14.1 million, or 6.6%, versus the second quarter of 2022. The Company’s acquisition activities resulted in an increase in revenue of $3.3 million, or 1.5%, compared to the second quarter of 2022. Changes in foreign currency exchange rates year over year adversely impacted our revenue by $0.1 million, or 0.0%, during the second quarter of 2023. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 5.1% for the second quarter of 2023 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the second quarter of 2023, GAAP operating income was $32.2 million, compared to $23.3 million in the second quarter of 2022. GAAP net income was $20.9 million in the second quarter of 2023, compared to $17.5 million in the second quarter of 2022. GAAP diluted earnings per share (“EPS”) was $0.58 in the second quarter of 2023, compared to $0.49 in the second quarter of 2022.

Adjusted Diluted EPS was $0.80 in the second quarter of 2023, compared to $0.78 in the second quarter of 2022. The Company ended the second quarter of 2023 with 36.0 million diluted weighted average shares outstanding. Adjusted EBITDA was $51.7 million in the second quarter of 2023, compared to $45.0 million in the second quarter of 2022.

Operating cash flow for the second quarter of 2023 was $26.2 million, compared to $24.1 million for the second quarter of 2022. The Company completed the second quarter of 2023 with approximately $408.5 million of total debt and $91.3 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $321.4 million.

Financial Guidance

“While macroeconomic conditions, particularly with regard to industrial capital spending and China, are expected to intensify in the second half, Novanta’s diversified portfolio, especially its medical end-market exposure, is expected to continue to remain strong, acting as a counterbalance to the environment,” said Matthijs Glastra. “Regardless of the macroeconomic climate, we continue to focus on secular growth opportunities in the right applications, coupled with the Novanta Growth System to deliver consistent, predictable, and sustainable long-term growth.”

For the third quarter of 2023, the Company expects GAAP revenue of approximately $221 million to $224 million. The Company expects Adjusted EBITDA to be in the range of $48 million to $51 million and Adjusted Diluted EPS to be in the range of $0.70 to $0.77. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the full year 2023, the Company expects GAAP revenue of approximately $892 million to $902 million. The Company expects Adjusted Gross Profit Margin to be approximately 46.5% to 47.0%. The Company expects Adjusted EBITDA to be in the range of $196 million to $204 million and Adjusted Diluted EPS to be in the range of $2.96 to $3.15. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestitures and related expenses; acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, August 8, 2023 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.

Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investor Relations section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, October 2, 2023.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margins are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the third quarter and full year 2023; expectations for our end markets and market position; expectations regarding our ability to navigate difficult macroeconomic conditions; improvements in customer satisfaction and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; risks associated with epidemics or pandemics and other events outside our control; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate, introduce new products timely, and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors may cause fluctuations in our operating results; cyberattacks, disruptions or other breaches in security of our and our third-party providers’ information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; the continuing impact of “Brexit”; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Environmental, Social and Governance policies and practices; our reliance on original equipment manufacturer customers; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; our exposure to the credit risk of some of our customers and in weakened markets; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and other subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary technology expertise and competencies in precision medicine and manufacturing, medical solutions, and robotics and automation with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2023	2022
Revenue	$229,464	$215,356
Cost of revenue	125,341	120,111
Gross profit	104,123	95,245
Operating expenses:
Research and development and engineering	23,380	21,588
Selling, general and administrative	42,187	40,538
Amortization of purchased intangible assets	5,124	7,173
Restructuring, acquisition, and related costs	1,234	2,655
Total operating expenses	71,925	71,954
Operating income	32,198	23,291
Interest income (expense), net	(6,810)	(2,757)
Foreign exchange transaction gains (losses), net	74	152
Other income (expense), net	(191)	68
Income before income taxes	25,271	20,754
Income tax provision (benefit)	4,392	3,275
Consolidated net income	$20,879	$17,479

Earnings per common share:
Basic	$0.58	$0.49
Diluted	$0.58	$0.49

Weighted average common shares outstanding—basic	35,851	35,609
Weighted average common shares outstanding—diluted	36,032	35,933

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$91,330	$100,105
Accounts receivable, net	144,837	137,697
Inventories	162,904	167,997
Prepaid expenses and other current assets	15,272	14,720
Total current assets	414,343	420,519
Property, plant and equipment, net	103,801	103,186
Operating lease assets	43,280	43,317
Intangible assets, net	160,956	175,766
Goodwill	483,409	478,897
Other assets	26,933	19,527
Total assets	$1,232,722	$1,241,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,906	$4,800
Accounts payable	64,653	75,225
Accrued expenses and other current liabilities	66,419	84,497
Total current liabilities	135,978	164,522
Long-term debt	403,586	430,662
Operating lease liabilities	40,729	40,808
Other long-term liabilities	26,399	27,634
Total liabilities	606,692	663,626
Stockholders’ Equity:
Total stockholders’ equity	626,030	577,586
Total liabilities and stockholders’ equity	$1,232,722	$1,241,212

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$20,879	$17,479
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	11,937	13,811
Share-based compensation	5,875	5,081
Deferred income taxes	(3,970)	(4,364)
Other	2,085	3,017
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	(3,644)	(8,678)
Inventories	1,125	(18,581)
Other operating assets and liabilities	(8,090)	16,296
Net cash provided by (used in) operating activities	26,197	24,061
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,326)	(5,795)
Net cash provided by (used in) investing activities	(3,326)	(5,795)
Cash flows from financing activities:
Repayments under term loan and revolving credit facilities	(15,189)	(1,193)
Payments of debt issuance costs	—	(359)
Payments of withholding taxes from share-based awards	(407)	(1,744)
Repurchases of common shares	—	(10,000)
Other financing activities	(157)	(148)
Net cash provided by (used in) financing activities	(15,753)	(13,444)
Effect of exchange rates on cash and cash equivalents	1,536	(3,138)
Increase (decrease) in cash and cash equivalents	8,654	1,684
Cash and cash equivalents, beginning of period	82,676	98,805
Cash and cash equivalents, end of period	$91,330	$100,489

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 30,	July 1,
	2023	2022
Revenue
Precision Medicine and Manufacturing	$74,333	$69,461
Medical Solutions	83,322	65,516
Robotics and Automation	71,809	80,379
Total	$229,464	$215,356

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	June 30,	July 1,
	2023	2022
Precision Medicine and Manufacturing
Gross Profit (GAAP)	$36,513	$31,182
Gross Profit Margin (GAAP)	49.1%	44.9%
Amortization of intangible assets	582	628
Inventory related charges associated with a product line closure	473	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$37,568	$31,810
Adjusted Gross Profit Margin (Non-GAAP)	50.5%	45.8%

Medical Solutions
Gross Profit (GAAP)	$34,257	$26,535
Gross Profit Margin (GAAP)	41.1%	40.5%
Amortization of intangible assets	1,070	1,232
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$35,327	$27,767
Adjusted Gross Profit Margin (Non-GAAP)	42.4%	42.4%

Robotics and Automation
Gross Profit (GAAP)	$34,909	$38,864
Gross Profit Margin (GAAP)	48.6%	48.4%
Amortization of intangible assets	1,394	1,476
Acquisition fair value adjustments	—	160
Adjusted Gross Profit (Non-GAAP)	$36,303	$40,500
Adjusted Gross Profit Margin (Non-GAAP)	50.6%	50.4%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,556)	$(1,336)
Amortization of intangible assets	—	—
Employee COVID-19 testing costs	—	39
Adjusted Gross Profit (Non-GAAP)	$(1,556)	$(1,297)

Novanta Inc.
Gross Profit (GAAP)	$104,123	$95,245
Gross Profit Margin (GAAP)	45.4%	44.2%
Amortization of intangible assets	3,046	3,336
Acquisition fair value adjustments	—	160
Inventory related charges associated with a product line closure	473	—
Employee COVID-19 testing costs	—	39
Adjusted Gross Profit (Non-GAAP)	$107,642	$98,780
Adjusted Gross Profit Margin (Non-GAAP)	46.9%	45.9%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended June 30, 2023
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$32,198	14.0%	$25,271	$4,392	17.4%	$20,879	$0.58
Non-GAAP Adjustments:
Amortization of intangible assets	8,170	3.6%	8,170
Restructuring costs	1,136	0.5%	1,136
Acquisition and related costs	98	0.0%	98
Inventory related charges associated with a product line closure	473	0.2%	473
Foreign exchange transaction (gains) losses, net			(74)
Tax effect on non-GAAP adjustments				2,092
Non-GAAP tax adjustments				(149)
Total non-GAAP adjustments	9,877	4.3%	9,803	1,943		7,860	0.22

Adjusted results (Non-GAAP)	$42,075	18.3%	$35,074	$6,335	18.1%	$28,739	$0.80

Weighted average shares outstanding - Diluted							36,032

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended July 1, 2022
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$23,291	10.8%	$20,754	$3,275	15.8%	$17,479	$0.49
Non-GAAP Adjustments:
Amortization of intangible assets	10,509	4.9%	10,509
Restructuring costs	610	0.3%	610
Acquisition and related costs	2,045	0.9%	2,045
Acquisition inventory fair value adjustments	160	0.1%	160
Employee COVID-19 testing costs	39	0.0%	39
Foreign exchange transaction (gains) losses, net			(152)
Tax effect on non-GAAP adjustments				2,673
Non-GAAP tax adjustments				81
Total non-GAAP adjustments	13,363	6.2%	13,211	2,754		10,457	0.29

Adjusted results (Non-GAAP)	$36,654	17.0%	$33,965	$6,029	17.8%	$27,936	$0.78

Weighted average shares outstanding - Diluted							35,933

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	June 30,	July 1,
	2023	2022
Consolidated Net Income (GAAP)	$20,879	$17,479
Consolidated Net Income Margin	9.1%	8.1%
Interest (income) expense, net	6,810	2,757
Income tax provision (benefit)	4,392	3,275
Depreciation and amortization	11,937	13,811
Share-based compensation	5,875	5,081
Employee COVID-19 testing costs	—	39
Restructuring, acquisition and related costs	1,234	2,655
Acquisition fair value adjustment	—	160
Inventory related charges associated with a product line closure	473	—
Other, net	117	(220)
Adjusted EBITDA (Non-GAAP)	$51,717	$45,037
Adjusted EBITDA Margin (Non-GAAP)	22.5%	20.9%

Organic Revenue Growth (Non-GAAP):

Three Months Ended June 30, 2023
Compared to
Three Months Ended July 1, 2022
Reported Revenue Growth/(Decline) (GAAP)	6.6%
Less: Change attributable to acquisitions	1.5%
Plus: Change due to foreign currency	0.0%
Organic Revenue Growth/(Decline) (Non-GAAP)	5.1%

Net Debt (Non-GAAP):

	June 30,	December 31,
	2023	2022
Total Debt (GAAP)	$408,492	$435,462
Plus: Deferred financing costs	4,262	4,843
Gross Debt	412,754	440,305
Less: Cash and cash equivalents	(91,330)	(100,105)
Net Debt (Non-GAAP)	$321,424	$340,200

Free Cash Flow (Non-GAAP):

	Three Months Ended
	June 30,	July 1,
	2023	2022
Net Cash Provided by Operating Activities (GAAP)	$26,197	$24,061
Less: Purchases of property, plant and equipment	(3,326)	(5,795)
Plus: Proceeds from sale of property, plant and equipment	—	—
Free Cash Flow (Non-GAAP)	$22,871	$18,266
Consolidated Net Income (GAAP)	$20,879	$17,479
Net Cash Provided by Operating Activities as a Percentage of Consolidated Net Income	125.5%	137.7%
Free Cash Flow as a Percentage of Consolidated Net Income	109.5%	104.5%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excluded inventory related charges associated with a product line closure as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.” Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the COVID-19 pandemic and had a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with a product line closure, and costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excludes restructuring and acquisition-related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes is displayed in the tables above. The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with a product line closure, costs directly related to employee COVID-19 testing, and restructuring and acquisition-related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company excludes write-off of unamortized deferred financing costs because they only arise in certain specific situations when the Company’s existing credit agreement is terminated or modified. The Company also excludes foreign exchange transaction gains (losses) from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income

The calculation of Adjusted Net Income is displayed in the tables above. Because income before income taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with a product line closure, costs directly related to employee COVID-19 testing, restructuring costs, acquisition-related costs, write-off of unamortized deferred financing costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Income Before Income Taxes. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances, expenses (benefits) associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above. Because Net Income is used in the calculation of diluted EPS, Adjusted Diluted EPS excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with a product line closure, costs directly related to employee COVID-19 testing, restructuring costs, acquisition-related costs, write-off of unamortized deferred financing costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, expenses (benefits) associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, acquisition fair value adjustments, inventory related charges associated with a product line closure, other non-operating (income) expense items, including foreign exchange transaction (gains) losses, write-off of unamortized deferred financing costs, and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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